SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2022

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On November 29, 2022, SolarWindow Technologies, Inc. (the “Company”) filed from 12B-25 (NT 10-K) “Notification of Late Filing” which provides for a fifteen (15) day grace period and extension to December 14, 2022 to file Form 10-K.

The extension was filed due to the Company’s inability to obtain information from the management of the Company’s indirect, wholly owned subsidiary, SolarWindow Asia Co. Ltd. (the “Korean Subsidiary”) thus preventing the Company’s auditors from completing their audit procedures for the Company’s Fiscal year ended August 31, 2022 (the “Annual Audit”) as of the Company’s Form 10-K filing deadline on November 29, 2022. Mr. John Rhee (“Rhee”), is a member of the Company’s Board of Directors (the “Board”) and the Representative Director of the Korean Subsidiary.

As previously disclosed by the Company in its Form 8-K filed on May 13, 2022, by letter dated May 8, 2022, the ESCA between the Company and Rhee was terminated effective May 9, 2022. Termination of the ESCA resulted in the automatic termination of Rhee’s positions as the President, Chief Executive Officer and Chairman of the Company and all positions held at the Company’s subsidiaries. Termination of the ESCA did not constitute termination of Rhee’s tenure as a member of the Board, and per Korean law, his position as the Representative Director of the Korean Subsidiary.

As a member of the Board and Representative Director of the Korean Subsidiary, Rhee has certain responsibilities, including, but not limited to (1) oversight of the Korean Subsidiary’s financial reporting and record maintenance, (2) responsibility for the management of the Korean Subsidiary’s operations (3) oversight of the Korean’s Subsidiary’s compliance with applicable Korean and US laws, and (4) continuing obligation to keep the Company’s Board apprised of the foregoing in order to ensure compliance with the Company’s ongoing disclosure obligations.

The Interim Chief Financial Officer has made numerous requests to Rhee for the production of the Korea Subsidiary’s financial and related operational information in the form and content as provided from inception of the Korea Subsidiary through the Company’s 2nd fiscal quarter ended February 28, 2022. Despite these repeated requests beginning in May 2022, including a direct communication by the Company’s auditors on October 17, 2022, the management of the Korean Subsidiary, of which Rhee continues acting as the Representative Director and President has not delivered the requested documentation and information, including, but not limited to such basic information as the Korean Subsidiary’s monthly banking statements.

This continuing failure of the Korean Subsidiary’s management, under Rhee’s control, to provide the required documentation resulted in the Company recognizing an impairment, as of May 31, 2022, of all assets related to the Korean Subsidiary totaling $674,200 (as reported in the Company’s Form 10-Q for the period ended May 31, 2022 and filed on July 15, 2022) and, more recently in the Companying filing, on November 29, 2022, a Form NT 10- K in which the Company stated:

“SolarWindow Technologies, Inc. (the “Company”) was not able to obtain information from the management of the Company’s indirect, wholly owned subsidiary, SolarWindow Asia Co. Ltd. (the “Korean Subsidiary”) prior to the filing date, thus preventing the Company’s auditors from completing their audit procedures as of November 29, 2022. The Company continues to make efforts via its South Korea counsel to obtain the financial information from the Korean Subsidiary as required by our auditors for them to complete their procedures and issue their audit report so that the Company can file its audited financial statements for the year ended August 31, 2022. The Company is unable to estimate if its efforts to acquire the required financial information from the Korean Subsidiary will prove successful and if received will be received with enough time for our auditors to conduct their procedures within the fifteen (15) day extension period hereof.”

During the 15-day extension period, the Company has been unable to obtain the required information and is filing this information statement to inform its stockholders that with the assistance of Korean Counsel (defined below), the Company continues to make progress in its efforts to remove Rhee as the Representative Director and President of the Korean Subsidiary in order to, among other things, obtain the financial and related operational information as required by our auditors.

In May 2022, the Company engaged legal counsel based in South Korea (“Korean Counsel”) and provided them the authority to act on behalf of SolarWindow Asia (USA) Corp., a Nevada corporation wholly owned by the Company, and the sole shareholder of the Korean Subsidiary. Korean Counsel attempted to Convene an Extraordinary General Meeting of the Shareholders and to Inspect Books of Account and Shareholder Register by sending notice to the Directors to which Korean Counsel received no response. About August 30, 2022, Korean Counsel then filed with the Korean courts a request for an order to convene an extraordinary general meeting of the shareholders (“EGM”), which required that Rhee, as the representative director of the Company, be served notice. Following several unsuccessful attempts to serve Rhee (September 26, 2022, October 6, 2022, and on October 12, 2022), the Korean Counsel effected service on October 19, 2022.

A hearing in the 31st Civil Division of the Korean courts was held on November 16, 2022. At the hearing, Korean Counsel submitted that the sole shareholder of the Korean Subsidiary is seeking to convene an EGM as soon as possible, that Rhee has not provided required financial information of the Korean Subsidiary to the Company, that Rhee was legally dismissed as a director of SolarWindow Asia (USA) Corp. on May 8, 2022, the current legally recognized director is the Company’s Interim CFO, and that a Canadian court has issued an injunction prohibiting Rhee from exercising any rights as a shareholder of the Company. Further, the Company has elected to appoint an independent third party who can objectively conduct an EGM. Korean Counsel asked the Korean court to make a prompt decision in consideration of the above circumstances. The Korean court acknowledged the urgency and stated that a final decision would be issued after December 7, 2022. No decision has been issued as of the date of this Form 8-K.

The goals at the EGM are to remove Rhee as representative director of Korean Subsidiary, as well as removal of two additional directors and auditor appointed by Rhee, and replace them with three new Company-appointed directors and auditor.

The actions taken by the Company in Korea are subject to the timeline of legal processes in Korea which processes the Company has attempted to expedite where possible. The Company remains committed to obtaining the information related to its Korean Subsidiary and intends to complete the Annual Audit and file Form 10-K as soon as practicable. However, at this time, the Company cannot provide, with certainty, an estimate of when it will be able to do so.

Although the Company is in the process of exploring interim alternative means of providing its stockholders and the public at large appropriate financial statement information, pending resolution of the issues precluding the Company from obtaining the information and documentation from the Korean Subsidiary, as requested by its auditors, the failure to timely file its Form10-K may have regulatory and market repercussions that will adversely affect the stock price of, as well as investors’ ability to effect purchase and sale transactions in, the Company’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 15, 2022.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Interim Chief Financial Officer